Exhibit 10.1

PROMISSORY NOTE

$200,000.00	DATE: May 30, 2019

FOR VALUE RECEIVED, the undersigned, Precision Therapeutics Inc., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to Carl Schwartz (the “Payee”), in lawful money of the United States of America in immediately available funds, the principal sum of Two Hundred Thousand and 0/100 Dollars ($200,0000.00), together with interest at a rate equal to the sum of eight percent (8.0%) per annum.

The principal sum together with any accrued and unpaid interest shall be payable in full on July 30, 2019.

The undersigned shall have the right to prepay, without premium or penalty, at any time. Any prepayment shall include interest accrued to the date of such prepayment.

All payments hereunder shall be paid to Payee at 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121 or at such other place or places as the Payee may from time to time designate in writing.

At the election of the Payee or legal holder hereof and without notice, the indebtedness remaining unpaid hereon shall become at once due and payable at the place of payment aforesaid in case of default (“Default”) as follows: (i) in the payment, when due and payable (after giving effect to the express subordination provisions hereof), of any installment hereunder, or any portion thereof, in accordance with the terms hereof, or (ii) any insolvency, filing of a petition in bankruptcy, or assignment for the benefit of creditors of Borrower. In the event of a Default, the Payee or legal holder hereof shall be entitled to (a) interest on all overdue payments at 10% per annum (or the maximum permitted by law, whichever is higher) and (b) reasonable costs of collection, including reasonable attorneys’ fees.

All remedies afforded by law shall be cumulative, and all shall be available to Payee at all times until this Promissory Note has been paid and performed in full. No delay or omission of Payee to exercise any right or power under this Promissory Note shall impair such right or power to be construed to be a waiver of any Default or acquiescence therein, and any single or partial exercise of any such right or power shall not preclude any other or further exercise thereof or the exercise of any other right or power, and no waiver whatsoever shall be valid unless in writing signed by Payee and then only to the extent in such writing specifically set forth.

The terms and provisions of this Promissory Note shall be binding upon the Borrower and its successors, assigns and transferees but any such assignment or transfer shall not relieve Borrower of its obligations hereunder.

The Borrower hereby waives presentment, demand, notice of nonpayment and protest and all other demands or notices in connection with the acceptance, performance or enforcement of this Promissory Note.

The invalidity or unenforceability of any of the provisions hereof shall not affect the validity or enforceability of the remainder hereof. This Promissory Note shall be construed and enforced in accordance with the laws of the State of Minnesota.

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IN WITNESS WHEREOF, the Borrower has duly executed this Promissory Note on the date first above written.

PRECISION THERAPEUTICS INC.

By:	/s/ Bob Myers
Name:	Bob Myers
Title:	Chief Financial Officer

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